EXHIBIT 23.1



                         Consent of Independent Auditors


 The Board of Directors
 US Airways Group, Inc.
 US Airways, Inc.:

 We consent to the use of our reports dated February 24, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG LLP


 Washington, DC
 July 13, 1999